AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 9, 2022

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORGANOGENESIS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	98-1329150
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

85 Dan Road, Canton, MA	02021
(Address of Principal Executive Offices)	(Zip Code)

Organogenesis Holdings Inc. 2018 Equity Incentive Plan

(Full title of the plan)

Lori Freedman

Vice President and General Counsel

Organogenesis Holdings Inc.

85 Dan Road

Canton, MA 02021

(Name and address of agent for service)

(781) 575-0775

(Telephone number, including area code, of agent for service)

Copies to:

William R. Kolb

Stacie S. Aarestad

Foley Hoag LLP

155 Seaport Boulevard

Boston, Massachusetts 02210

Telephone: (617) 832-1000

Telecopy: (617) 832-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller Reporting Company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Organogenesis Holdings Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) to register an additional 7,826,970 shares of its Class A common stock, par value $0.0001 per share, that may be issued and sold under the Organogenesis Holdings Inc. 2018 Equity Incentive Plan, as amended (the “Plan”), following the amendment to the Plan that was approved by the Registrant’s stockholders at its annual meeting on June 23, 2022. This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities, and pursuant to that instruction, the contents of the Registration Statement on Form S-8 (File No. 333-229601) filed with the Securities and Exchange Commission on February 11, 2019 are incorporated herein by reference.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description

4.1	Certificate of Incorporation of ORGO (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-3/A (File No. 333-233621) filed with the SEC on September 16, 2019)

4.2	Certificate of Amendment of Certificate of Incorporation of Organogenesis Holdings Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-37906) filed with the SEC on June 27, 2022)

4.3	Bylaws of ORGO (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-3/A (File No. 333-233621) filed with the SEC on September 16, 2019)

4.4+	2018 Equity Incentive Plan (as amended) (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37906) filed with the SEC on August 9, 2022)

5.1*	Opinion of Foley Hoag LLP

23.1*	Consent of RSM US LLP

23.2*	Consent of Foley Hoag LLP (included in the opinion filed as Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page hereto)

107*	Filing Fee Table

*	Filed herewith.
+	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Canton, Commonwealth of Massachusetts, on December 9, 2022.

ORGANOGENESIS HOLDINGS INC.

By:	/s/ Gary S. Gillheeney, Sr.
Gary S. Gillheeney, Sr. President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Organogenesis Holdings Inc., hereby severally constitute and appoint each of Gary S. Gillheeney, Sr. and David Francisco, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary S. Gillheeney, Sr. Gary S. Gillheeney, Sr.	Chief Executive Officer, President and Director (Principal Executive Officer)	December 9, 2022

/s/ David Francisco David Francisco	Chief Financial Officer (Principal Financial and Accounting Officer)	December 9, 2022

/s/ Alan A. Ades Alan A. Ades	Director	December 9, 2022

/s/ Robert Ades Robert Ades	Director	December 9, 2022

/s/ Michael J. Driscoll Michael J. Driscoll	Director	December 9, 2022

/s/ Prathyusha Duraibabu Prathyusha Duraibabu	Director	December 9, 2022

/s/ David Erani David Erani	Director	December 9, 2022

/s/ Jon Giacomin Jon Giacomin	Director	December 9, 2022

/s/ Michele Korfin Michele Korfin	Director	December 9, 2022

/s/ Arthur S. Leibowitz Arthur S. Leibowitz	Director	December 9, 2022

/s/ Glenn H. Nussdorf Glenn H. Nussdorf	Director	December 9, 2022

/s/ Gilberto Quintero Gilberto Quintero	Director	December 9, 2022